UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2021

Sio Gene Therapies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37418	85-3863315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 West 42nd Street 26th Floor New York, New York 10036 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 877 746 4891
11 Times Square
33rd Floor
New York, New York 10036

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SIOX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01    Regulation FD Disclosure.

On February 3, 2021, Sio Gene Therapies Inc. (the “Registrant”) issued a press release announcing that the first patient has been dosed in a clinical trial of AXO-AAV-GM2 in patients with Tay-Sachs and Sandhoff disease (GM2 gangliosidosis).

A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The disclosures set forth in this Item 7.01 and Exhibit 99.1 to this report are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed incorporated by reference into any other filing with the SEC made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01    Other Events.

On February 3, 2021, the Registrant announced that the first patient with infantile Tay-Sachs disease has been dosed in a Phase 1/2 trial evaluating AXO-AAV-GM2, an investigational gene therapy for the treatment of GM2 gangliosidosis, also known as Tay-Sachs or Sandhoff Disease.

The Phase 1/2 study (NCT04669535) is an open-label, two-stage clinical trial designed to evaluate safety and dose-escalation (Stage 1) and safety and efficacy (Stage 2) of surgical delivery of AXO-AAV-GM2 directly to the brain and spinal cord of pediatric participants with both infantile and juvenile GM2 gangliosidosis. AXO-AAV-GM2 has been granted Orphan Drug and Rare Pediatric Disease Designation by the United States Food and Drug Administration and is the first investigational gene therapy to enter clinical trials for GM2 gangliosidosis. In 2019, clinical evidence from two patients under an investigator-initiated study found that treatment with AXO-AAV-GM2 was generally well-tolerated and associated with improved bioactivity outcomes.

GM2 gangliosidosis is a set of rare, monogenic neurodegenerative lysosomal storage disorders caused by mutations in the genes that encode the enzyme β-Hexosaminidase A. It can be categorized into two distinct diseases, Tay-Sachs disease, which results from a mutation in the gene encoding the alpha subunit of the β-Hexosaminidase A enzyme (HEXA), and Sandhoff disease, which results from a mutation in the gene encoding the beta subunit of the β-Hexosaminidase A enzyme (HEXB). Children affected by GM2 gangliosidosis suffer from a progressively debilitating disease course and reduced life expectancy.

The Registrant aims to advance the program through strategic partnerships with leading research organizations. The Registrant has a partnership with Viralgen, an AskBio subsidiary, to support adeno-associated virus-based vector manufacturing of clinical trial material for the registrational study. Additionally, through an existing genetic testing collaboration with Invitae, ongoing partnership with GM2 gangliosidosis patient groups, and collaboration with leading academic researchers at the University of Massachusetts Medical School and Massachusetts General Hospital, the Registrant has begun patient identification and site startup activities for the ongoing clinical study.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description of Document

99.1
Press Release of Sio Gene Therapies Inc.., dated February 3, 2021, “Sio Gene Therapies Announces First Patient Dosed in Clinical Trial of AXO-AAV-GM2 in Patients with Tay-Sachs and Sandhoff Disease (GM2 Gangliosidosis)”

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIO GENE THERAPIES INC.

Dated:	February 3, 2021
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Chief Financial Officer and General Counsel